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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Corporate Office Properties Trust
             (Exact Name of Registrant as Specified in its Charter)

                 Maryland                                    23-2947217
 ----------------------------------------                -------------------
          (State of Incorporation                           (IRS Employer
             or Organization)                            Identification No.)

              401 City Avenue
                 Suite 615
              Bala Cynwyd, PA                                   19004
 ----------------------------------------                 -------------------
 (Address of Principal Executive Offices)                     Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. /x/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. / /

Securities Act registration statement file number to which this form
relates:    333-71807
         ---------------
         (If applicable)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

    Series B Cumulative Redeemable
Preferred Shares of Beneficial Interest         New York Stock Exchange
-----------------------------------------   ----------------------------------


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                    -----------------------------------------
                                (Title of class)



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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of Registrant's Securities to be registered is incorporated by reference to the preliminary Prospectus Supplement, dated as of June 15, 1999, which was filed on Form 424(b)(5) (File No. 333-71807).


Item 2.  EXHIBITS.
         --------

          3.1 Amended and Restated Declaration of Trust of Registrant (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference);

          3.2 Bylaws of Registrant (filed with the Registrant's Registration Statement on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference);

          3.3 Form of Articles Supplementary relating to the Series B Cumulative Redeemable Preferred Shares of Beneficial Interest; and

          3.4 Form of Stock Certificate relating to the Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.



                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               CORPORATE OFFICE PROPERTIES TRUST



                                               By: /s/ John H. Gurley
                                                  ------------------------------
                                                  Name: John H. Gurley
                                                  Title: Vice President and
                                                         General Counsel

Dated: June 21, 1999